Exhibit 99.1

EngageSmart Announces Third Quarter 2023 Results

Third Quarter 2023 Revenue of $97.7 million, up 24% year over year

Third Quarter 2023 Net Income of $11.5 million and Adjusted EBITDA of $18.8 million

Company enters into definitive agreement to be acquired by Vista Equity Partners for approximately $4.0 billion

BOSTON - November 2, 2023 - EngageSmart, Inc. (NYSE: ESMT), a leading provider of vertically tailored customer engagement software and integrated payments solutions, today reported financial results for the third quarter ended September 30, 2023.

“Driven by persistent demand for our true SaaS solutions, we delivered record revenue of $97.7 million, net income of $11.5 million and Adjusted EBITDA of $18.8 million in the third quarter,” said Bob Bennett, EngageSmart CEO. “Our ability to successfully scale our solutions reflects the strength of our business model, our commitment to product leadership as measured by customer adoption and retention, and our continued execution. We are proud of our track record of revenue growth and expanding profitability and believe the partnership with Vista Equity Partners ("Vista") and General Atlantic will enable us to build upon our momentum and capitalize on the ongoing need for business and consumer engagement solutions with integrated payments."

“Our SMB solution is uniquely positioned to address the escalating demand for mental health treatment by empowering practitioners to treat more patients,” added Cassandra Hudson, EngageSmart CFO. “Fueled by new customers and expansion from existing customers, our SMB segment achieved third quarter revenue growth of 29%. In our Enterprise segment, our commitment to excellent user-centric experiences that drive digital adoption is the catalyst for our success. We had a record bookings quarter, signed our largest customer in company history, and, bolstered by steady customer go-lives and high digital adoption, delivered revenue growth of 18% despite the divestiture of our HealthPay24 solution."

Third Quarter 2023 Financial and Business Performance

•
Total Revenue increased 24% to $97.7 million compared to $78.8 million in the third quarter of 2022.
•
SMB Revenue increased 29% to $55.5 million compared to $42.9 million in the third quarter of 2022.
•
Enterprise Revenue increased 18% to $42.3 million compared to $35.9 million in the third quarter of 2022.
•
Gross Profit was $75.9 million, representing 77.7% gross margin, compared to $60.0 million, or 76.1% gross margin, for the third quarter of 2022. Adjusted Gross Profit was $78.3 million, representing 80.1% Adjusted Gross Margin, compared to $61.9 million, or 78.5% Adjusted Gross Margin, for the third quarter of 2022.1
•
Net Income was $11.5 million, representing 11.8% net income margin, compared to $6.8 million, or 8.6% net income margin, in the third quarter of 2022.
•
Adjusted EBITDA was $18.8 million, representing 19.3% Adjusted EBITDA Margin, compared to $13.2 million, or 16.8% Adjusted EBITDA Margin, for the third quarter of 2022.1
•
Cash and Cash Equivalents were $366.0 million as of September 30, 2023, compared to $311.8 million as of December 31, 2022.
•
Total Number of Customers increased by 22% to 119.6 thousand as of September 30, 2023, compared to 97.8 thousand as of September 30, 2022.

•
Total Transactions Processed increased 13% to 42.5 million compared to 37.5 million in the third quarter of 2022.

____________________

1Reconciliations of GAAP to non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

The financial statements and the Quarterly Report Form 10-Q are available on the EngageSmart investor relations website, https://investors.engagesmart.com, and on the U.S. Securities and Exchange Commission website, www.sec.gov.

In light of the proposed transaction with Vista, which was announced on October 23, 2023, EngageSmart will not host an earnings conference call and is suspending its practice of providing financial guidance. EngageSmart currently expects to close the transaction in the first quarter of 2024.

About EngageSmart

EngageSmart is a leading provider of vertically tailored customer engagement software and integrated payments solutions. At EngageSmart, our mission is to simplify customer and client engagement to allow our customers to focus resources on initiatives that improve their businesses and better serve their communities. EngageSmart offers single instance, multi-tenant, true Software-as-a-Service (“SaaS”) vertical solutions, including SimplePractice, InvoiceCloud, and DonorDrive, that are designed to simplify our customers’ engagement with their clients by driving digital adoption and self-service. As of September 30, 2023, EngageSmart serves 116,200 customers in the SMB Solutions segment and 3,400 customers in the Enterprise Solutions segment across several core verticals: Health & Wellness, Government, Utilities, Financial Services, and Giving. For more information, visit www.engagesmart.com and follow us on LinkedIn.

Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed merger of EngageSmart with an affiliate of Vista (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on EngageSmart’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by EngageSmart, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) uncertainties related to the consummation of the Transaction; (ii) EngageSmart’s ability to complete the Transaction, if at all, on the anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (iii) EngageSmart’s obligation to pay a termination fee under certain circumstances if the Transaction is terminated; (iv) uncertainties about the pendency of the Transaction and the effect of the Transaction on employees, customers and other third parties who deal with EngageSmart; (v) the impact of certain interim covenants that EngageSmart is subject to under the Transaction agreement; (vi) provisions in the Transaction agreement that limit EngageSmart’s ability to pursue alternatives to the Transaction, which might discourage a third party that has an interest in acquiring all or a significant part of EngageSmart from considering or proposing that acquisition; (vii) the fact that EngageSmart and its directors and officers may be subject to lawsuits relating to the Transaction; (viii) the substantial transaction-related costs EngageSmart will continue to incur in connection with the Transaction; (ix) EngageSmart’s efforts to complete the Transaction could disrupt its relationships with third parties and employees, divert management’s attention, or result in negative publicity or legal proceedings; (x) the inability of stockholders to participate in any further upside of EngageSmart’s business if the Transaction is consummate; (xi) EngageSmart’s ability to retain and hire key personnel; (xii) continued availability of capital and financing and rating agency actions; (xiii) legislative, regulatory and economic developments affecting EngageSmart’s business; (xiv) general economic and market developments and conditions; (xv) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as EngageSmart’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to EngageSmart’s business, including those set forth in Part I, Item 1A of EngageSmart’s most recent Annual Report on Form 10-K and Part II, Item 1A of EngageSmart’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by EngageSmart with the SEC; and (xvii) the risks and uncertainties that will be described in the Proxy Statement available from the sources indicated below. Other risk factors that could cause actual results to differ materially from those anticipated in these forward-looking statements include, but are not limited to, the following: our inability to sustain our growth; failure to manage our infrastructure to support our future growth; our risk management efforts not being effective to prevent fraudulent activities; inability to attract new customers or convert trial customers into paying customers; inability to introduce new features or services successfully or to enhance our solutions; declines in customer renewals or failure to convince customers to broaden their use of solutions; inability to achieve or sustain profitability; failure to adapt and respond effectively to rapidly changing technology, evolving industry standards and regulations and changing business needs, requirements or preferences; real or perceived errors, failures or bugs in our solutions; intense competition; lack of success in establishing, growing or maintaining strategic partnerships; fluctuations in quarterly operating results; general economic conditions (including inflation and rising interest rates), both domestically and internationally, as well as economic conditions affecting industries in which our customers operate; concentration of revenue in our InvoiceCloud and SimplePractice solutions; legal and regulatory risks; and technology and intellectual property-related risks, among others. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on EngageSmart’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and EngageSmart does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Non-GAAP Financial Measures

This press release includes certain performance metrics and financial measures not based on GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow, as well as key business metrics, including total Number of Customers and total Transactions Processed.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP and should not be considered as an alternative to net income, net income margin, gross profit, gross margin, operating expenses, net cash provided by operating activities or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net income excluding interest income (expense), net; provision for (benefit from) income taxes; depreciation; and amortization of intangible assets, as further adjusted for gain on sale of business, transaction-related expenses and stock-based compensation. Transaction-related expenses typically consist of direct costs related to acquisitions, divestitures, and other strategic activities which are excluded from our non-GAAP measures because they relate to specific transactions which are not reflective of our ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted Gross Profit as gross profit as adjusted for amortization of intangible assets, stock-based compensation and transaction-related expenses. We define Adjusted Gross Margin as Adjusted Gross Profit divided by revenue.

We define Non-GAAP Operating Expenses as GAAP operating expenses excluding stock-based compensation and transaction-related expenses. We define Non-GAAP Operating Expenses as a percentage of revenue as Non-GAAP Operating Expenses divided by revenue.

We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, including costs capitalized for development of internal-use software.

We define Number of Customers as individuals or entities with whom we directly contract to use our solutions.

We define Transactions Processed as the number of accepted payment transactions, such as credit card and debit card transactions, automated clearing house (“ACH”) payments, emerging electronic payments, other communication, text messaging and interactive voice response transactions, and other payment transaction types, which are facilitated through our platform during a given period. We believe Transactions Processed is a key business metric for investors because it directly correlates with transaction and usage-based revenue. We use Transactions Processed to evaluate changes in transaction and usage-based revenue over time.

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate these non-GAAP financial measures in the same manner. We present these non-GAAP financial measures because we consider these metrics to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Non-GAAP financial measures assist management in assessing operating performance by removing the impact of items not directly resulting from our core operations, to present operating results on a consistent basis. Management uses these non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income, net income margin, gross profit, gross margin, operating expenses, net cash provided by operating activities, or other financial statement data presented in accordance with GAAP in our consolidated financial statements.

Disclosure

We disclose information to the public concerning EngageSmart, EngageSmart’s products and services, and other items through a variety of disclosure channels in order to achieve broad, non-exclusionary distribution of information to the public. Some of the information distributed through these disclosure channels may be considered material information. Investors and others are encouraged to review the information we make public in the locations below.* This list may be updated from time to time.

*For information concerning EngageSmart and its products and services, please visit: www.engagesmart.com

*For information provided to the investment community, including news releases, events and presentations, and SEC filings, please visit: investors.engagesmart.com/overview/default.aspx

*For information provided to the media, including news releases, please visit: investors.engagesmart.com/news/default.aspx

*For additional information, please follow EngageSmart’s social media accounts: www.twitter.com/engagesmartinc, www.facebook.com/EngageSmartInc, and www.linkedin.com/company/engagesmart

Important Additional Information and Where to Find It

In connection with the Transaction, EngageSmart will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to Company stockholders. EngageSmart and affiliates of EngageSmart intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). EngageSmart may also file other documents with the SEC regarding the Transaction. This document is not a substitute for the Proxy Statement, the Schedule 13E-3 or any

other document which EngageSmart may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement, Schedule 13E-3 (when it is available) and other documents that are filed or will be filed with the SEC by EngageSmart through the website maintained by the SEC at www.sec.gov, EngageSmart’s website at investors.EngageSmart.com or by contacting EngageSmart’s Investor Relations Team at IR@engagesmart.com. The Transaction will be implemented solely pursuant to the Merger Agreement dated as of October 23, 2023, among EngageSmart, Icefall Parent, LLC (an affiliate of Vista) and Icefall Merger Sub, Inc., which contains the full terms and conditions of the Transaction.

Participants in the Solicitation

EngageSmart and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from EngageSmart’s stockholders in connection with the Transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Transaction (if and when they become available). Information relating to the foregoing can also be found in EngageSmart’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 5, 2023 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on EngageSmart’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Investor Relations

Josh Schmidt
EngageSmart, Inc.
IR@engagesmart.com

Press:

Nicole Bestard

Quarter Horse PR
Engagesmart@qh-pr.com

EngageSmart, Inc.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$97,732	$78,796	$280,573	$220,020
Cost of revenue	21,821	18,845	64,357	52,687
Gross profit	75,911	59,951	216,216	167,333
Operating expenses:
General and administrative	18,218	13,986	48,081	42,270
Selling and marketing	33,596	25,906	93,143	72,262
Research and development	17,889	12,978	49,402	34,011
Gain on sale of business	(10,511)	—	(10,511)	—
Amortization of intangible assets	2,402	2,363	7,126	7,087
Total operating expenses	61,594	55,233	187,241	155,630
Income from operations	14,317	4,718	28,975	11,703
Other income (expense), net:
Interest expense	(135)	(121)	(375)	(361)
Other income, net	3,683	1,116	9,544	1,466
Total other income (expense), net	3,548	995	9,169	1,105
Income before income taxes	17,865	5,713	38,144	12,808
Provision for (benefit from) income taxes	6,335	(1,057)	18,152	(2,900)
Net income and comprehensive income	$11,530	$6,770	$19,992	$15,708
Net income per share:
Basic	$0.07	$0.04	$0.12	$0.10
Diluted	$0.07	$0.04	$0.12	$0.09
Weighted-average number of shares outstanding:
Basic	167,546,450	164,427,770	166,940,589	163,195,976
Diluted	170,269,392	169,222,794	170,049,993	169,064,015

EngageSmart, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$366,034	$311,780
Accounts receivable, net of allowance for credit losses of $184 and $228 as of September 30, 2023 and December 31, 2022, respectively	10,672	10,971
Unbilled receivables	6,716	5,413
Prepaid expenses and other current assets	13,076	13,680
Total current assets	396,498	341,844
Operating lease right-of-use assets	24,020	26,907
Property and equipment, net	17,788	14,328
Goodwill	423,406	425,677
Acquired intangible assets, net	61,462	72,319
Other assets	6,536	5,422
Total assets	$929,710	$886,497
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,457	$1,229
Accrued expenses and other current liabilities	43,697	38,423
Deferred revenue	9,126	8,237
Operating lease liabilities	4,837	4,632
Total current liabilities	59,117	52,521
Long-term operating lease liabilities	23,669	27,161
Deferred income taxes	657	1,322
Contingent consideration liability, net of current portion	1,475	—
Deferred revenue, net of current portion	345	335
Other long-term liabilities	2,214	186
Total liabilities	87,477	81,525
Stockholders' equity:
Preferred stock, par value $0.001 per share, 10,000,000 shares authorized and no shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.001 per share, 650,000,000 shares authorized and 167,864,066 and 166,081,011 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	168	166
Additional paid-in capital	831,586	814,319
Retained earnings (accumulated deficit)	10,479	(9,513)
Total stockholders’ equity	842,233	804,972
Total liabilities and stockholders’ equity	$929,710	$886,497

EngageSmart, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$19,992	$15,708
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	14,838	13,989
Amortization of deferred costs	692	277
Stock-based compensation expense	16,618	10,112
Non-cash operating lease expense	3,496	3,385
Deferred income taxes	(665)	(2,900)
Loss on disposal of property and equipment	503	22
Non-cash interest expense	175	175
Gain on sale of business	(10,511)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(440)	(3,850)
Accounts receivable, net	(1,102)	(2,106)
Unbilled receivables	(1,880)	(2,281)
Other assets	(1,735)	(1,382)
Accounts payable	362	(1,253)
Accrued expenses and other current liabilities	4,862	7,227
Deferred revenue	1,019	1,080
Operating lease liabilities	(3,886)	(4,115)
Other long-term liabilities	89	26
Net cash provided by operating activities	42,427	34,114
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(11,782)	—
Proceeds from sale of business, net of cash sold	30,027	—
Purchases of property and equipment, including costs capitalized for development of internal-use software	(7,069)	(4,759)
Net cash provided by (used in) investing activities	11,176	(4,759)
Cash flows from financing activities:
Payment of debt issuance costs	—	(23)
Payments of contingent consideration	—	(1,066)
Proceeds from exercise of stock-based options	3,844	11,187
Payments of taxes related to net share settlement of equity awards	(4,174)	(468)
Proceeds from issuance of common stock under employee stock purchase plan	981	463
Payment of initial public offering costs	—	(286)
Net cash provided by financing activities	651	9,807
Net increase in cash, cash equivalents and restricted cash	54,254	39,162
Cash, cash equivalents and restricted cash at beginning of period	312,080	254,594
Cash, cash equivalents and restricted cash at end of period	$366,334	$293,756
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$366,034	$293,456
Restricted cash within other assets	300	300
Total cash, cash equivalents, and restricted cash	$366,334	$293,756

EngageSmart, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
Net income	$11,530	$6,770	$19,992	$15,708
Net income margin	11.8%	8.6%	7.1%	7.1%
Adjustments:
Provision for (benefit from) income taxes	6,335	(1,057)	18,152	(2,900)
Interest (income) expense, net	(3,555)	(1,005)	(9,180)	(1,127)
Amortization of intangible assets	3,954	3,900	11,754	11,700
Depreciation	1,061	816	3,084	2,289
Stock-based compensation	6,616	3,798	16,618	10,112
Gain on sale of business	(10,511)	—	(10,511)	—
Transaction-related expense	3,417	—	5,639	(38)
Adjusted EBITDA	$18,847	$13,222	$55,548	$35,744
Adjusted EBITDA Margin	19.3%	16.8%	19.8%	16.2%

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
Gross profit	$75,911	$59,951	$216,216	$167,333
Gross margin	77.7%	76.1%	77.1%	76.1%
Adjustments:
Amortization of intangible assets	1,552	1,537	4,628	4,613
Stock-based compensation	802	397	1,842	660
Transaction-related expense	4	—	4	—
Adjusted Gross Profit	$78,269	$61,885	$222,690	$172,606
Adjusted Gross Margin	80.1%	78.5%	79.4%	78.5%

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net cash provided by operating activities	$17,502	$15,676	$42,427	$34,114
Less:
Purchases of property and equipment, including costs capitalized for development of internal-use software	(2,373)	(1,826)	(7,069)	(4,759)
Free cash flow	$15,129	$13,850	$35,358	$29,355

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
General and administrative expenses	$18,218	$13,986	$48,081	$42,270
General and administrative as a percentage of revenue	18.6%	17.7%	17.1%	19.2%
Less:
Stock-based compensation	(2,958)	(1,832)	(8,009)	(6,528)
Transaction-related expense	(3,213)	—	(5,403)	38
Non-GAAP general and administrative expenses	$12,047	$12,154	$34,669	$35,780
Non-GAAP general and administrative as a percentage of revenue	12.3%	15.4%	12.4%	16.3%

Selling and marketing expenses	$33,596	$25,906	$93,143	$72,262
Selling and marketing as a percentage of revenue	34.4%	32.9%	33.2%	32.8%
Less:
Stock-based compensation	(1,207)	(869)	(3,134)	(1,829)
Transaction-related expense	(62)	—	(67)	—
Non-GAAP selling and marketing expenses	$32,327	$25,037	$89,942	$70,433
Non-GAAP selling and marketing as a percentage of revenue	33.1%	31.8%	32.1%	32.0%

Research and development expenses	$17,889	$12,978	$49,402	$34,011
Research and development as a percentage of revenue	18.3%	16.5%	17.6%	15.5%
Less:
Stock-based compensation	(1,649)	(700)	(3,633)	(1,095)
Transaction-related expense	(138)	—	(165)	—
Non-GAAP research and development expenses	$16,102	$12,278	$45,604	$32,916
Non-GAAP research and development as a percentage of revenue	16.5%	15.6%	16.3%	15.0%

Disaggregated Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Enterprise Solutions
Transaction and usage-based	$39,783	$32,620	$113,337	$90,928
Subscription	2,123	2,280	7,354	6,517
Other	345	966	1,513	2,298
Total Enterprise Solutions revenue	42,251	35,866	122,204	99,743
SMB Solutions
Transaction and usage-based	15,927	11,349	46,657	33,613
Subscription	39,289	31,216	110,821	85,493
Other	265	365	891	1,171
Total SMB Solutions revenue	55,481	42,930	158,369	120,277
Total revenue	$97,732	$78,796	$280,573	$220,020